Filed Pursuant to 424(b)(2)

Registration Statement on Form SB-2

SEC File No. 333-141102

PROSPECTUS

1,760,000 SHARES

COMMON STOCK

SOLUTIONS MECHANICAL, INC.

As of April 5, 2007, we had 10,000,000 shares of our common stock outstanding. This is a resale prospectus for the resale of up to 1,760,000 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Jeffery Thompson, our president, is registering 900,000 shares (or approximately 51.1% of the shares being registered). We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market, and a public market may never develop. While a market maker has agreed to file a Rule 211 application with the NASD in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful (i.e., no assurance that our shares will be quoted) and owners of our common stock may not have a market in which to sell the shares. Even if the common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2007.

PROSPECTUS SUMMARY

About Solutions Mechanical, Inc.

Solutions Mechanical, Inc. was founded as an unincorporated business on January 1, 2006, became a limited liability company in Texas under the name JL Solutions Mechanical LLC on April 3, 2006 and a C corporation in Nevada on October 10, 2006. At March 5, 2007, we had one employee, Jeffery Thompson, our president. Mr. Thompson devotes fulltime to us.

Solutions Mechanical provides commercial and residential installation and maintenance services in the heating, ventilation, and air conditioning industry. This industry is generally referred to as the HVAC industry. We also provide testing services for air quality. Solutions Mechanical serves customers in Houston and Galveston and the counties in between these two Texas cities.

On January 16, 2007, we sold 860,000 shares of our common stock in a private placement at $.001 per share to 39 individuals.  The price per share was determined by our board of directors so as to be equal to the par value per share ($.001).  Our president is selling 900,000 shares or approximately 51.1% of the 1,760,000 shares being registered. Upon the completion of this offering, our president will beneficially own 82.4% of our outstanding common stock assuming sale of all shares being registered while neither our other director nor our counsel will own any shares assuming sale of all shares being registered. We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by vendors and prospective customers, as well as the possibility of providing liquidity to our shareholders.

Solutions Mechanical, Inc. has limited financial resources and has not established a source of equity or debt financing. In addition, we incurred an operating loss in 2006 and had negative working capital at December 31, 2006. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the year ended December 31, 2006.

Our principal executive offices are located at 2702 Pebble Creek Drive, Pearland, TX 77581, and our telephone number is 1-888-471-3599. Our website is www.solutionsmechanical.com.

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 17.6% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,760,000 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market

Our common shares are not listed on any exchange or quotation system. There is no current market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place and will be  limited to selling their shares privately. If this happens, our shareholders will not receive a price per share which they might have otherwise received had there been an established public market for our shares.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Upon the completion of this offering, our president will beneficially own approximately 82% of our outstanding common stock assuming sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies and accordingly, will continue to exercise control over the Company’s direction.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	December 31, 2006

Current assets	$21,501

Current liabilities	$26,128

Stockholders’ equity	$4,766

Revenue	$160,332
Gross margin	$56,481
Net loss	$(4,771)
Weighted average number of shares outstanding	9,140,000
Basic and diluted loss per share	$(0.00)

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

Solutions Mechanical has too limited of an operating history to permit investors to make reasonable evaluations based on our past history and performance.

Solutions Mechanical commenced revenue producing operations in January 2006. We have insufficient operating history upon which an evaluation of our future performance and prospects can be made.  Our future prospects must be considered in light of the fact that plans of relatively new and under funded businesses often do not get implemented as quickly or effectively as management initially intends. Newer companies also often lack the experience and resources to respond quickly to opportunities or identify potential problems. In addition, any early success does not necessarily indicate the likelihood of ongoing or future success. We operate in an industry that has several large HVAC distributors. If something happens that hurts our relationship with one of these distributors before we develop a strong sales base and reputation, our business and prospects may be badly damaged.

Solutions Mechanical cannot be certain that our business strategy will be successful, or that we will be able to maintain or significantly increase our levels of revenue. If we are unable to increase current levels of revenue, we are likely to incur losses which may prevent us from satisfying obligations on a timely basis.

2.

Solutions Mechanical has limited financial resources and our auditors’ report on our financial statements indicates that there is significant uncertainty about our ability to continue as a going concern which may make it more difficult for us to raise capital or other financing. Absent financial resources we will be unable to undertake programs designed to expand our business.

Solutions Mechanical has limited financial resources and has not established a source of equity or debt financing. In addition, Solutions Mechanical incurred an operating loss in 2006 and had negative working capital at December 31, 2006. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the year ended December 31, 2006 which may make it more difficult for us to raise capital.

If we are unable to generate revenue or obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail or terminate our operations. To date, no Solutions Mechanical officer, director, affiliate or associate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

3.

Solutions Mechanical is and will continue to be completely dependent on the services of our founder and president, Jeffery Thompson, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Solutions Mechanical’s operations and business strategy are completely dependent upon the knowledge and business contacts of Jeffery Thompson, our president.  He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.   We will fail without Mr. Thompson or an appropriate replacement(s).  We intend to acquire key-man life insurance on the life of Mr. Thompson naming us as the beneficiary when and if we obtain the resources to do so and Mr. Thompson remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

4.

Our business can be adversely affected by an economic downturn.

Our business is affected by a number of economic factors, including the level of economic activity in the markets in which we operate. A decline in general economic activity could materially affect our financial condition and results of operations. Our business is dependent on new and expanding construction because new or expanding homes or buildings in the Houston metropolitan need the installation of HVAC equipment. In our business, a decline in economic activity causing a reduction in the number of new or expanding homes or buildings, as a result of cyclical or other factors, typically results in a decline in purchases of our services, which would result in a decrease in our sales volume and profitability.

5.

Cooler than normal summers may depress our sales.

Demand for our services is strongly affected by the weather. Hotter than normal summers generate strong demand for our air conditioning services. Conversely, cooler than normal summers depress our sales. Because a high percentage of our overhead and operating expenses is relatively fixed throughout the year, operating earnings and net earnings tend to be lower in quarters with lower sales. Variations in demand could have a material adverse effect on the timing of our cash flows.

6.

Jeffery Thompson, our chief executive and chief financial officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to timely meet Exchange Act reporting requirements will be dependent to a significant degree upon others.

Jeffery Thompson has no meaningful financial reporting education or experience. He is heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

7.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

Following  the  effective  date of the  registration  statement  of which  this prospectus is a part,  we will be required to file  periodic  reports with the Securities and Exchange  Commission  pursuant to the Securities  Exchange Act of 1934 and the  rules and  regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these  professionals  for such services  cannot be accurately  predicted at this time because factors such as the number and type of  transactions  that we engage in and the complexity of our reports  cannot be  determined  at this time and will have a major affect on the  amount of time to be spent by our  auditors  and  attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our calendar year ending December 31, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of calendar year 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

8.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only two directors, one of which is our president and chairman. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

9.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (74,000,000) but unissued (64,000,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Solutions Mechanical because the shares may be issued to parties or entities committed to supporting existing management.

10.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

11.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, the market is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. A market maker has agreed to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that such market maker’s application will be accepted by the NASD. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of Solutions Mechanical and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities.  See the “Plan of Distribution” subsection entitled “Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions” and Risk Factor #13 below.

12.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period of at least one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of at least two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

13.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions which will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

14.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

If our common stock is ever quoted for trade, it will be considered a penny stock. Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The factors that cause investors and traders to be skeptical of penny stocks in general will cause them to be skeptical of our securities and will likely limit the extent of trading that takes place in our securities if they are ever quoted on a trading market.

15.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

16.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

17.

All 1,760,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 1,760,000 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to the date of this Prospectus either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

18.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own approximately 82% of our outstanding common stock assuming sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

19.

We do not expect to pay dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

20.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations. We intend to comply with all corporate governance measures relating to director independence as and when required.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In January 2007, Solutions Mechanical sold 860,000 shares of its common stock to 39 people for $860.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

 We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,760,000 of our 10,000,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At April 5, 2007, we had 40 shareholders:

Of the total outstanding shares, 9,140,000 shares were issued on October 10, 2006 to one individual, Jeffery Thompson, our president and founder, in exchange for all outstanding membership units of Solutions Mechanical, LLC.

An additional 860,000 shares were issued to 39 additional shareholders at $.001 per share for $860 in cash in January 2007.  The shareholders include a minor child whose 10,000 shares were purchased by his parents and given to him. With the exception of such minor child these stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.   Each of these 39 shareholders who was not an accredited investor represented that he/she had such knowledge and experience (exclusive of the minor child heretofore referred to) in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser falls within this description.  All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, (exclusive of the aforesaid minor child) each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  Solutions Mechanical has made a determination that each of such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Solutions Mechanical.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A form of that Investment Letter is filed as Exhibit 10.3 to the registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of March 5, 2007 and as adjusted to give effect to the sale of the shares offered hereunder.

SELLING SECURITY HOLDER	SHARES OWNED BEFORE OFFERING	SHARES BEING OFFERED	NUMBER AND PERCENTAGE OF SHARES TO BE OWNED AFTER OFFERING COMPLETED	RELATIONSHIP TO SOLUTIONS MECHANICAL OR AFFILIATES

Jeffery Thompson	9,140,000	900,000	8,240,000 82.4%	Chairman and president
Kristine Barton Thompson	100,000	100,000	0	Wife of Mr. Thompson
S. Craig Barton	100,000	100,000	0	Father of Kristine Barton
Gary B. Wolff	300,000	300,000	0	Counsel to Solutions Mechanical
Patricia Barton	10,000	10,000	0	Mother of Kristine Barton
Steven Barton	10,000	10,000	0	Brother of Kristine Barton
Bruno Treptow	10,000	10,000	0	Business associate
Brent M. Brothers	10,000	10,000	0	Director, Secretary
Michael Brian Watt	10,000	10,000	0	Minor son of Kristine Barton
Lori Laney	10,000	10,000	0	Sister of Kristine Barton
Julie Hammond	10,000	10,000	0	Sister of Kristine Barton
Max Hammond	10,000	10,000	0	Brother-in-law of Kristine Barton
Michael W. Barton	10,000	10,000	0	Brother of Kristine Barton
Roxanne Barton	10,000	10,000	0	Sister-in-law of Kristine Barton
Stephen E. Cox	10,000	10,000	0	Business associate
Mary Ann Cox	10,000	10,000	0	Wife of Stephen Cox
Bernadette Gilson	10,000	10,000	0	Wife of Howard Gilson
Howard Gilson	10,000	10,000	0	Business associate
Alex Graham	10,000	10,000	0	Business associate
Jack Greeley	10,000	10,000	0	Business associate
Kyle Howland	10,000	10,000	0	Business associate
Sean Howland	10,000	10,000	0	Business associate
Mary Lawler	10,000	10,000	0	Business associate
Shawn Lawrence	10,000	10,000	0	Business associate
Robert Long	10,000	10,000	0	Business associate
Tracey Long	10,000	10,000	0	Business associate
Andrea Clements	10,000	10,000	0	Business associate
Peter McBride	10,000	10,000	0	Business associate
Beatrice McTernan	10,000	10,000	0	Business associate
James McTernan	10,000	10,000	0	Business associate
Nancy Molesworth	10,000	10,000	0	Business associate
Carla Santia	10,000	10,000	0	Business associate
Camille Savoy	10,000	10,000	0	Business associate
Edward A. Sundberg	10,000	10,000	0	Business associate
Cosimo Patti	10,000	10,000	0	Business associate
Holly Bottega	10,000	10,000	0	Assistant to Mr. Wolff
Brian Wolff	10,000	10,000	0	Son of Company Counsel
Elizabeth Davison	10,000	10,000	0	Business associate
Paul Tetreault	10,000	10,000	0	Business associate
K.Ivan F. Gothner	10,000	10,000	0	Business associate

Total	10,000,000	1,760,000	8,240,000

*Percentage is only indicated if greater than 1%

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Jeffery Thompson, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Kristine Barton Thompson, also a Selling Stockholder and spouse of Jeffery Thompson will be considered an underwriter for purposes of this offering. Mr. Thompson’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He, nevertheless, is offering approximately 9.8% of his shareholder interest (900,000 shares out of her total holdings of 9,140,000 shares) in this offering (9% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or 100,000 shares) of all outstanding Solutions Mechanical shares every three months in accordance with Rule 144.  As an officer/control person of Solutions Mechanical, Mr. Thompson may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.  All non-management shareholders received their shares in a private placement in January 2007 for $.001 per share.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to our shareholders in our private placement in January 2007. All of our outstanding shares were issued at $.001 per share in January 2007 except for those 9,140,000 shares issued to our president in October 2006 in exchange for all of the outstanding membership units of Solutions Mechanical, LLC.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 39 other stockholders (excluding our president).

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on any public exchange, A market maker has agreed to file a Rule 211 application with the NASD on our behalf to permit our shares to be quoted on the Over-the-Counter Bulletin Board (OTCBB). As a requirement for quotation on the Bulletin Board, a market maker must file an application on our behalf indicating an intention to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid a cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with the NASD so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such efforts will be successful or that such market maker’s application will be accepted by the NASD.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Solutions Mechanical common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity.

The number of shares of Solutions Mechanical common stock that could be sold by our stockholders pursuant to Rule 144 (once we are eligible therefore) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three (3) months by each Solutions Mechanical shareholder. Based upon current ownership, the number of shares initially eligible would be 760,000 shares as follows: 100,000 shares which may be sold by our president, commencing 90 days from the date of this prospectus, and an aggregate of 660,000 shares which may be sold by our 39 other shareholders commencing on or about January 16, 2008.

Solutions Mechanical has agreed to register 1,760,000 shares of the 10,000,000 shares currently outstanding for sale by security holders.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

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our future operating results;

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our business prospects;

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our contractual arrangements and relationships with third parties;

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the dependence of our future success on the general economy;

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any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were founded as an unincorporated business in January 2006, became a limited liability company on April 3, 2006 under the name JL Solutions Mechanical LLC and a C corporation on October 10, 2006. We began generating revenue in January 2006. At January22, 2007, we had one employee, Jeffery Thompson, our president. Mr. Thompson devotes fulltime to us.

A summary of our operations follows:

For the Year Ended December 31, 2006

Sales	$160,332

Cost of goods sold	103,851

Gross Profit	56,481

Other Expenses:
General and administrative	38,969
Depreciation	10,986
Start-up costs	9,140
Interest expense, net	2,157
Total	61,252

Net Loss	$(4,771)

Sales  - A summary of sales is as follows:

January	$981
February	757
March	6,275
April	12,778
May	10,627
June	34,355
July	12,746
August	20,688
September	24,266
October	18,206
November	9,673
December	8,980

A breakdown of sales is general servicing of already installed units ($128,538), construction ($31,610), and other ($184).

This was our first year in operation. We experienced low sales levels during the first month of the year as we started our business. The summer months are traditionally the highest revenue months in our industry.  We do not know whether the breakdowns by month and type will be indicative of future operations.

Cost of sales – consisted of costs of materials used for installation ($69,842), compensation to our president ($27,793) and costs of independent contractors ($6,216).

General and administrative - The principal components of general and administrative are advertising ($6,416), automobile and fuel expenses ($11,539), communications ($2,494), insurance ($2,566), office supplies ($5,462), and professional fees ($2,908).

Depreciation – depreciation on truck and equipment was $10,986.

Startup costs - were initial costs of initial planning and incorporating. These costs were satisfied through the issuance of 9,140,000 shares of common stock to our president in exchange for his membership units in his Texas LLC.

Interest expense, net – on long-term debt and note payable net of interest income was $2,157.

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

In 2006, we generated $21,080 from operating activities. We believe that we can manage our basic HVAC operations in a similar manner to at least breakeven from a cash perspective during the next 12 months. We do not plan on making any significant capital expenditures, have no plans to hire additional employees and therefore do not anticipate raising any additional funds during the next twelve months. See below for a discussion of the expected impact of incremental costs associated with this offering.

Despite the fact our president is willing to consider providing us with a loan or advance on a case by case basis (for costs other than offering expenses), his personal resources are limited. We do not believe that we can rely on the likelihood of any significant advance beyond $30,000 if we are unable to pay standard operating costs and our President is not legally bound to provide us with such loan. We have a $6,000 revolving line of credit with a credit union that requires minimum monthly payments of $157 which includes interest and principal. Interest is charged at the rate of 6.24%, per annum. At December 31, 2006, the balance outstanding was $5,455. This line of credit is guaranteed by our president.

We have long-term bank loan the proceeds of which were used to purchase our truck. The balance outstanding at December 31, 2006 was $18,582. The loan is guaranteed by our president and is payable in equal monthly payments of $501 through June 2010. The loan includes interest at the rate of 7.10% per annum.

Solutions Mechanical will pay all costs relating to this offering estimated at $65,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of Solutions Mechanical until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the effective date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when Solutions Mechanical has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between Solutions Mechanical, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible.  We believe that operations are generating sufficient cash to continue operations for the next 12 months from the date of this prospectus.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to our president if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services or products to us, although there can be no assurances that we will be successful in any of those efforts.  Issuing shares of our common stock to such persons instead of paying cash to them would increase our chances to expand our business.  Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

In January 2007, Solutions Mechanical sold 860,000 of its common stock to 39 people for $860. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with our annual report for the year ended December 31, 2008, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

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of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

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of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

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of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

▪

that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard became effective on December 15, 2005. The Company has not yet assessed the impact on future operations of adopting this new standard.

In June 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3”. This Statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to financial statements of prior periods’ for a voluntary change in accounting principle unless it is impracticable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not have a material impact on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement” (“SFAS 157”). SFAS 157 defines fair value and establishes a framework for measuring fair value in accordance with generally accepted accounting principles. SFAS 157 also expands the disclosures related to the fair value measurements used to value assets and liabilities. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We are currently evaluating whether the adoption of SFAS 157 will have a material impact on our financial statements.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainties in Income Taxes (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 is effective for financial statements as of January 1, 2007.  The Company has not yet determined the affect of applying FIN 48.

The Financial Accounting Standards Board, the Emerging Issues Task Force (the “EITF”) and the Securities and Exchange Commission have issued certain other accounting pronouncements and regulations as of December 31, 2006 that will become effective in subsequent periods; however, management of the Company does not believe that any of those pronouncements would have significantly affected the Company’s financial accounting measurements or disclosures had they been in effect during 2006, 2005 and 2004, and it does not believe that any of those pronouncements will have a significant impact on the Company’s financial statements at the time they become effective.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

Typically, there is a greater demand for our services in the summer months.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Regulation S-B Section 303.

BUSINESS

Solutions Mechanical, Inc. was founded as an unincorporated business in January 2006 became a limited liability company in Texas under the name JL Solutions Mechanical LLC on April 3, 2006 and a C corporation in Nevada on October 10, 2006. At April 5, 2007, we had one employee, Jeffery Thompson, our president. Mr. Thompson devotes fulltime to us.

Solutions Mechanical provides commercial and residential installation and maintenance services in the heating, ventilation, and air conditioning industry. This industry is generally referred to as the HVAC industry. We also provide testing services for air quality. Solutions Mechanical serves customers in Houston and Galveston and the counties in between these two Texas cities. The Houston Metropolitan Area is one of the fastest growing areas in the United States. Census data provided by the U.S. Census Bureau News,, release dated April 5, 2007 indicates that the area grew by approximately 825,000 people  between 2000 and 2006. This increase has spurred significant amounts of growth in the housing and small office market. The Houston area is also very warm and humid for significant portions of the year. As a result virtually all homes, stores and offices have or need HVAC units. Our overall goal is to increase the size and profitability to the maximum amount possible given our limited resources. There is no way to predict with any degree of accuracy the likelihood of us being successful in these efforts.

We use independent contractors to assist us in most installation work and some maintenance work. The principal procedure performed by the independent contractors involves metal duct work. They also assist Mr. Thompson with installations involving large or heavy equipment. The independent contractors are generally known to Mr. Thompson and operate independent HVAC businesses. They do not require specific training by Mr. Thompson in order to perform the work needed. In most cases, the independent contractors are paid a negotiated fee directly by Mr. Thompson when the work has been performed. In limited cases, the independent contractor bills the customer directly.

We use the services of a consultant, Callahan Roach Products and Publications, who provides us with recommended flat rate pricing for projects based on the average pricing used by competitors in the Houston area.

Our business is divided into three areas. Substantially all of our 2006 revenue was earned in the commercial and residential areas.

Commercial - we install unitary heating and cooling equipment that is used in light commercial applications, such as low-rise office buildings, restaurants, retail centers, churches and schools, as opposed to larger applied systems. These applications include rooftop units that range from two to 500 tons of cooling capacity and split system/air handler combinations, which range from two to 50 tons. We work with most brands of commercial equipment, including Trane, Lennox and Ruud.

Commercial installation projects generally take three to four weeks to complete from the time an order is placed until the date of completion. There are typically seven to ten days of work included in that time period. The typical payment terms are one-third each at the order date, start date of field work and completion date. We generally have to pay for equipment installed by us when ordered by us, thereby creating temporary cash flow problems.

Customers receive the warranty provided by manufacturers for equipment installed. We warrant our workmanship for a period of 60 days from the date of project completion.

We also perform maintenance and repair services on a specific job or on a contract basis. As of April 2007, we had six maintenance service contracts. These contracts are billed quarterly and require us to perform periodic service inspections. If we detect a problem, the cost of repair is separate from the service contract fee.

Residential – We are an authorized Frigidaire dealer for residential air conditioning products. Frigidaire's new line of high efficiency air conditioners has a very high Seasonal Energy Efficiency Rating (SEER). Frigidaire calls this technology its iQ Drive™. It allows the compressor motor to start slowly instead of suddenly as in certain other air conditioners. This "soft start" reduces energy consumption. Once the air conditioner is running, the iQ drive regulates the speed of the compressor motor to match the home's cooling requirements. The result is a quieter and vastly more economical home air conditioning experience. We believe that this technology is very effective.

The typical residential customer payment terms are 60% at the order date and the remainder at completion date. We generally get paid by check or credit card. We accept Mastercard, Visa, Discover and American Express. We generally have to pay for Frigidaire equipment installed by us on the 10th of the month following the order.

Customers receive the warranty provided by Frigidaire for equipment installed. We warrant our workmanship for a period of 60 days from the date of project completion.

Being an authorized Frigidaire dealer entitles us to slight discounts on our purchases from Frigidaire and gets us included on Frigidaire’s listing of dealers. Some prospective customers seeking Frigidaire products seek out vendors from that listing. There is no cost associated with being an authorized Frigidaire dealer.

We also perform maintenance and repair services on a specific job basis. Before starting a job, we provide the customer with a firm fixed price estimate.

The overall demand for our services during the first three months of 2007 has been consistent with 2006. Except for maintenance and service agreements, we do not have forward agreements since we perform work shortly after being engaged.

Air Quality Testing - Mold, carbon monoxide, dust mites, radon, formaldehyde, organic solvents, pesticides, asbestos, smoke, and household dust are among the hazards of living indoors. Opening widows to air out the house does not resolve the air quality problem because unfiltered air that is allowed in by opening the windows may temporarily remove some of the above pollutants only to be replaced by outdoor pollutants like the byproducts of fossil fuel combustion such as smog, mercury, sulfur dioxide, nitrogen oxides, uranium, arsenic, and particulate matter of all kinds.  A properly designed HVAC system will bring in filtered air that is free from these contaminates.

The term "sick building syndrome" (SBS) is used to describe health problems that appear to be linked to time spent in a building or in a room within a building but the cause is not obvious.  The term "building related illness" (BRI) is used when an illness can be attributed directly to airborne building contaminants. There are many sources of indoor air pollution in any home.  These include combustion sources such as oil, gas, kerosene, coal, wood and tobacco products; building materials and furnishings as diverse as deteriorated, asbestos-containing insulation, wet or damp carpet, and cabinetry or furniture made of certain pressed wood products; products for household cleaning and maintenance, personal care, or hobbies; central heating and cooling systems and humidification devices; and outdoor sources such as radon, pesticides, and outdoor air pollution.

The relative importance of any single source depends on how much of a given pollutant it emits and how hazardous those emissions are.  In some cases, factors such as how old the source is and whether it is properly maintained are significant.  For example, an improperly adjusted gas stove can emit significantly more carbon monoxide than one that is properly adjusted.

Our source of information can be found on www.epa.gov/iaq/homes.

For $69.95 we perform a screening test that checks for the most common problems: temperature, humidity, carbon dioxide, carbon monoxide, volatile organic compounds, and airborne particles in one-minute cycles. This procedure gives a picture of normal life in the house. Based on the results of the test, we advise the customer of the results and risks. We then recommend mechanical systems that we believe will provide a healthy home environment.

We do not have any objective data as to the local demand for air quality testing. It is a service that we offer and use to create a demand for other services that we provide. We cannot predict with any accuracy whether this will become profitable or a key area of our business.

Competition

In our commercial segment, we compete with the offices or dealers of large manufacturers such as Trane and Lennox. We also compete with many small companies in both the commercial and residential segments. The overall growth in the Houston Metropolitan Area has brought in significant numbers of HVAC contractors to our market (See “Business” section second paragraph). Many of our competitors have more financial resources and name recognition than do we.

We obtain business in several ways:

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Our president previously worked with large unaffiliated companies as a technical advisor. Several of the customers served by him as a technical advisor have become our customers because they felt comfortable with the guidance provided by him.

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We are listed in the Contractor Blue Book, which is used by many business owners to identify and select contractors, and advertise in local publications read by homeowners.

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Word of mouth from satisfied customers.

We attempt to price our services competitively in the local market. However, we try to create our principal competitive advantage by responding to customer inquiries and requests very quickly. We cannot provide any assurances that our approach to customer service will be successful given the disparity in resources in comparison to our competitors.

Licenses

We hold Air Conditioning and Refrigeration Contractor License #TACLA024582C from the State of Texas. We renewed the license for 12 months in March 2007. Renewal requires Mr. Thompson to attend an annual eight hour continuing education class.

Intellectual Property

We have no patents or trademarks.

Employees

At April 5, 2007, we had one employee, Jeffery Thompson. Mr. Thompson devotes fulltime to us. There are no written employment contracts or agreements. We use independent contractors known to Mr. Thompson to assist on installation jobs.

Property

We currently operate out of office space located at 2702 Pebble Creek Drive, Pearland, TX 77581 provided to us by our president at no cost which serves as our principal address. Mr. Thompson incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Jeffery Thompson	35	President, CEO, CFO, principal accounting officer and chairman
Brent M. Brothers	25	Secretary, treasurer and director

Jeffery Thompson – founded the Company in 2006 and has been our chief executive officer since then. He had been an HVAC technician with Carrier from 1990 to 1998 and with Trane from 1998 until he founded the Company.

Brent M. Brothers – became a director and secretary/treasurer in October 2006. From August 2004 to January 2005, Mr. Brothers was a financial advisor for IMG Financial Group in Houston, TX; from June 2005 to August 2006 he was a construction superintendent for Royce Homes in Houston, TX; and from August 2006 to the present he has been a construction superintendent for Deerwood Homes in Sugarland, TX. Mr. Brothers is a graduate of Tulane University.

Possible Potential Conflicts

No member of management is or will be required by us to work on a full time basis, although our president currently devotes fulltime to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us.

Currently we have only two officers, both of whom also serve as directors, and are in the process of seeking to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Both directors’ terms of office expire on October 10, 2007. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

As long as we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Solutions Mechanical board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” hereinafter.

All directors will be reimbursed by Solutions Mechanical for any expenses incurred in attending directors' meetings provided that Solutions Mechanical has the resources to pay these fees.  Solutions Mechanical will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the January 16, 2007 board of directors’ approval and subsequent stockholder approval, Solutions Mechanical adopted our 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding or have been issued under the Plan as of April 5, 2007.

As previously indicated, the board of directors, on January 16, 2007, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of Solutions Mechanical and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to Solutions Mechanical are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below.

Summary Description of the Solutions Mechanical, Inc. 2007 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, Solutions Mechanical and our subsidiaries, if any, with additional incentives by increasing their ownership interest in Solutions Mechanical.  Directors, officers and other employees of Solutions Mechanical and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries, if any.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Executive Compensation

 No executive officer or director has received any compensation for the year ended December 31, 2006 other than as indicated in the chart below. We currently have no formal written salary arrangement with our president.

Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Period			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	Dec. 31	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

Jeffery Thompson	2006	$27,793	-	-	-	-	-	-
President
Brent M. Brothers	2006	-0-	-	-	-	-	-	-
Sec/treas

PRINCIPAL SHAREHOLDERS

As of April 5, 2007, we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of April 5, 2007; of all directors and executive officers of Solutions Mechanical; and of our directors and officers as a group.

Name and Address of Beneficial Owner (a)	Number of Shares Beneficially Owned (b)	Percent of Class
Jeffery Thompson	9,240,000c	92.4
Brent M. Brothers	10,000	0.1

Officers and Directors as a group ( 2 members)	9,250,000	92.5
(a) The address for each person is 2702 Pebble Creek Drive, Pearland, TX 77581.

(b) Unless otherwise indicated, Solutions Mechanical believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) Includes 100,000 shares held by Mr. Thompson’s wife, Kristine Barton Thompson in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse.  Mr. Thompson disclaims any beneficial interest in or control over any of such shares other than that which may be attributed to him by operation of law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of Solutions Mechanical is our president, Jeffery Thompson.

Solutions Mechanical has entered into an agreement regarding our president lending funds to us if necessary (Exhibit 10.2).  No amounts were outstanding under this agreement as of December 31, 2006. Summary of Exhibit 10.2 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus.  Exhibit 10.2 is filed as part of our registration statement of which this prospectus is a part.

We have a $6,000 revolving line of credit with a credit union that requires minimum monthly payments of $157 which includes interest and principal. Interest is charged at the rate of 6.24%, per annum. At December 31, 2006, the balance outstanding was $5,455. This line of credit is guaranteed by our president.

We have long-term bank loan the proceeds of which were used to purchase our truck. The balance outstanding at December 31, 2006 was $18,582. The loan is guaranteed by our president and is payable in equal monthly payments of $501 through June 2010. The loan includes interest at the rate of 7.10% per annum.

We currently operate out of office space provided to us by our president at no cost which serves as our principal address. Our president incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

In January 2007, we sold 100,000 shares of our common stock to Kristine Barton, our president’s wife, for $100 and 10,000 shares of our common stock to Brent M. Brothers, our secretary and director, for $10.

DESCRIPTION OF CAPITAL STOCK

Introduction

Solutions Mechanical, Inc. was incorporated as a Nevada corporation on October 10, 2006 to succeed Solutions Mechanical, LLC, which had been incorporated in Texas on April 3, 2006. Solutions Mechanical is authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Solutions Mechanical’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 74,000,000 shares of common stock.  There are 10,000,000 shares of our common stock issued and outstanding at April 5, 2007 which are held by 40 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, which is wholly unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Solutions Mechanical, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors.  In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 30, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

_____________________________

1

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in Solutions Mechanical to a broker-dealer as principal and the broker-dealer is acting as underwriter, Solution Mechanical will file a post-effective amendment to its registration statement identifying the broker-dealer (underwriter), providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act or the Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of Solutions Mechanical (i.e. Jeffery Thompson and Kristine Barton Thompson )who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD (once and if and when quoting thereon has occurred).   As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Solutions Mechanical shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Solutions Mechanical with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, 21st Floor, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock. Mr. Wolff and his adult son Brian Wolff, who owns 10,000 shares of our common stock, are both Selling Shareholders.

EXPERTS

The financial statements of Solutions Mechanical, Inc. as of December 31, 2006 and for the year ended December 31, 2006, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, Solutions Mechanical became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Solutions Mechanical, Inc.

2702 Pebble Creek Drive

Pearland, TX 77581

1-888-471-3599

SOLUTIONS MECHANICAL, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Solutions Mechanical, Inc.

Pearland, TX

We have audited the accompanying balance sheet of Solutions Mechanical, Inc. as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flow for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solutions Mechanical, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Solutions Mechanical, Inc. will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has limited financial resources, has negative working capital and has incurred operating losses since inception which raises substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

March  6, 2007

SOLUTIONS MECHANICAL, INC.

Balance Sheet

December 31, 2006

ASSETS

CURRENT ASSETS:
Cash	$11,401
Accounts receivable	9,204
Other	896
Total	21,501

EQUIPMENT:
Truck	23,099
Trailer and tools	8,614
Computer	2,400
Total	34,113
Accumulated depreciation	(10,986)
Net	23,127

TOTAL ASSETS	$44,628

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$701
Customer deposit	6,000
Accrued expenses	9,124
Note payable	5,455
Current maturity of long-term debt	4,848
Total Current Liabilities	26,128

LONG-TERM DEBT	13,734
TOTAL LIABILITIES	39,862

STOCKHOLDERS’ EQUITY:
Preferred stock at $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-
Common stock at $0.001 par value; 74,000,000 shares authorized; 9,140,000 shares issued and outstanding	9,140
Additional paid-in capital	397
Accumulated deficit	(4,771)
Total Stockholders’ Equity	4,766

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,628

See accompanying notes to the financial statements.

SOLUTIONS MECHANICAL, INC.

Statement of Operations

For the Year Ended December 31, 2006

Sales	$160,332

Cost of goods sold	103,851

Gross Profit	56,481

Other Expenses:
General and administrative	38,969
Depreciation	10,986
Start-up costs	9,140
Interest expense, net	2,157
Total	61,252

Net Loss	$(4,771)

Basic and diluted loss per share	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	9,140,000

SOLUTIONS MECHANICAL, INC.

Statement of Stockholders’ Equity

	Membership Units	Common Shares	Amount	Additional Paid-in Capital	Deficit	Total

Balance, January 1, 2006	100	-	$9,140	$397	$-	$9,537

Common stock issued in exchange for membership units on October 10,2006	(100)	9,140,000	-	-	-	-

Net loss	-	-	-	-	(4,771)	(4,771)

Balance, December 31, 2006	-	9,140,000	$9,140	$397	$(4,771)	$4,766

See accompanying notes to the financial statements.

SOLUTIONS MECHANICAL, INC.

Statement of Cash Flows

 For the Year Ended December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,771)
Depreciation	10,986
Start-up costs paid by common shares	9,140
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in assets and liabilities:
Increase in accounts receivable	(9,204)
Increase in other current assets	(896)
Increase in accounts payable	701
Increase in accrued expenses and customer deposits	15,124
Net Cash Provided by Operating Activities	21,080

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment	(11,014)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	397
Note payable	5,455
Repayment of long-term debt	(4,517)
Net Cash Provided by Financing Activities	1,335

INCREASE IN CASH	11,401

CASH AT BEGINNING OF YEAR	-
CASH AT END OF YEAR	$11,401

NON-CASH FINANCING AND INVESTING:
Purchase of truck with long-term debt	$23,099

See accompanying notes to the financial statements.

SOLUTIONS MECHANICAL, INC.

Notes to the Financial Statements

December 31, 2006

NOTE 1 -

ORGANIZATION

Solutions Mechanical, Inc. (the “Company”) was founded as an unincorporated business in January 2006, became a limited liability company in Texas under the name JL Solutions Mechanical LLC on April 3, 2006 and a C corporation in Nevada on October 10, 2006.

The Company provides commercial and residential installation and maintenance services in the heating, ventilation, and air conditioning industry. This industry is generally referred to as the HVAC industry. It also provides testing services for air quality. The Company serves customers in Houston and Galveston and the counties in between these two cities.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has elected a fiscal year ending on December 31.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.  Basic and Diluted Loss Per Common Share

Basic and diluted net loss per common share has been calculated by dividing the net income for the year by the basic and diluted weighted average number of shares outstanding.

e.   Revenue Recognition

The Company recognizes revenue when all work on an installation and air quality testing contracts have been completed. Revenue for multi-month service contracts is recognized ratably throughout the covered period.

f.  Equipment

Equipment, which consists of a truck and computer system, is stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the related assets of three years. Depreciation expense for the year ended December 31, 2006 was $10,986.

g.  Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at cost. The Company considers the need for an allowance for doubtful accounts related to its accounts receivables that are deemed to have a high risk of collectibility. Management reviews its accounts receivables on a monthly basis to determine if any receivables will potentially be uncollectible. Management analyzes historical collection trends and changes in its customer payment patterns, customer concentration, and credit worthiness when evaluating the adequacy of its allowance for doubtful accounts. The Company includes any receivables balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. Based on the information available, management believes that no allowance for doubtful accounts is needed at December 31, 2006.

h.  Fair value of financial instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, notes payable, accrued expenses and long-term debt, approximate their fair values because of the short maturity of these instruments and market rates of interest.

i.  Impact of New Accounting Standards

In December 2004, the FASB issued FASB SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard became effective on December 15, 2005. The Company has not yet assessed the impact on future operations of adopting this new standard.

In June 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3”. This Statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to financial statements of prior periods’ for a voluntary change in accounting principle unless it is impracticable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not have a material impact on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement” (“SFAS 157”). SFAS 157 defines fair value and establishes a framework for measuring fair value in accordance with generally accepted accounting principles. SFAS 157 also expands the disclosures related to the fair value measurements used to value assets and liabilities. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We are currently evaluating whether the adoption of SFAS 157 will have a material impact on our financial statements.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainties in Income Taxes (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 is effective for financial statements as of January 1, 2007.  The Company has not yet determined the affect of applying FIN 48.

.

The Financial Accounting Standards Board, the Emerging Issues Task Force (the “EITF”) and the Securities and Exchange Commission have issued certain other accounting pronouncements and regulations as of December 31, 2006 that will become effective in subsequent periods; however, management of the Company does not believe that any of those pronouncements would have significantly affected the Company’s financial accounting measurements or disclosures had they been in effect during 2006, and it does not believe that any of those pronouncements will have a significant impact on the Company’s financial statements at the time they become effective.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

j.

Warranty Costs

The Company warrants its labor for 60 days. It does not provide warranties for equipment installed. Warranties for equipment are provided by equipment manufacturers. The Company’s policy is to accrue for estimated warranty liabilities when jobs are completed. To date, there has never been a warranty claim against the Company. Therefore, there is no accrual recorded for warranty costs at December 31, 2006.

NOTE 3 -

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At December 31, 2006, the Company has limited financial resources, has not established a source of equity or debt financing has negative working capital and has incurred operating losses since inception. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The Company will solicit sales based on all leads that it can obtain from contacts of its president, existing customers, advertising and trade literature. However, the Company cannot predict the likelihood of it being successful in its efforts to increase sales.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 -

STOCKHOLDERS’ EQUITY

The Company was incorporated as a C corporation on October 10, 2006 at which time 9,140,000 shares of common stock were issued to the Company’s founder in exchange for all of the outstanding membership units of Solutions Mechanical, LLC.

Stock Option Plan

Pursuant to a January 16, 2007 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2006 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

No options are outstanding or have been issued under the Plan.

NOTE 5 –

NOTE PAYABLE

The Company has a $6,000 revolving line of credit with a credit union that requires minimum monthly payments of $157 which includes interest and principal. Interest is charged at the rate of 6.24%, per annum. This line of credit is guaranteed by the Company’s president.

NOTE 6–

LONG-TERM DEBT

Long-term debt consists of a bank loan used to purchase the Company’s truck. The loan is guaranteed by the Company president and is payable in  equal monthly payments of $501 through June 2010. The loan includes interest at the rate of 7.10% per annum.

NOTE 7 –

INCOME TAXES

The Company was a limited liability company, until October 10, 2006 during which time the Company was treated as a partnership for Federal income tax purposes. Under subchapter K of the Internal Revenue Code, members of a limited liability company are taxed separately on their distributive share of the partnership’s income whether or not that income is actually distributed.

Since October 10, 2006, the Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  At December 31, 2006, the Company had net operating loss carryforwards of less than $2,500 that may be offset against future Federal taxable income through 2026. No tax benefit has been reported with respect to these net operating loss carryforwards in the accompanying financial statements because the Company believes that realization is not likely. Accordingly, the potential tax benefits of the net loss carryforwards are fully offset by a valuation allowance.

All differences between operating results for financial reporting purposes and operating results for income tax purposes are de minimis.

NOTE 8 –

RELATED PARTY TRANSACTIONS

The Company has entered into an agreement regarding its president lending funds to it if necessary to meet the costs of its registration statement.  No amounts were outstanding under this agreement as of December 31, 2006.

The Company currently operates out of office space provided to it by its president at no cost which serves as its principal address. The Company’s president incurs no incremental costs as a result of the Company using the space. Therefore, he does not charge for its use. There is no written lease agreement.

NOTE 9 –

SUBSEQUENT EVENT

On January 16, 2007, 860,000 shares of the Company’s common stock were sold to 39 shareholders at $.001 per share, including 100,000 shares sold to the wife of the Company’s president and 10,000 shares sold to a director of the Company.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until August 9, 2007 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,760,000 Shares

Solutions Mechanical, Inc.

Common Stock

PROSPECTUS

May 11, 2007

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

3

RISK FACTORS

3

USE OF PROCEEDS

12

SELLING STOCKHOLDERS

12

DETERMINATION OF OFFERING PRICE

15

DIVIDEND POLICY

15

MARKET FOR SECURITIES

16

NOTE REGARDING FORWARD-LOOKING STATEMENTS

16

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

25

PRINCIPAL SHAREHOLDERS

29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

29

DESCRIPTION OF CAPITAL STOCK

30

PLAN OF DISTRIBUTION

32

LEGAL MATTERS

35

EXPERTS

35

WHERE YOU CAN FIND MORE INFORMATION

35